UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 27, 2021

Date of Report (Date of earliest event reported)

HTG Molecular Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37369	86-0912294
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3430 E. Global Loop Tucson, AZ	85706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 289-2615

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HTGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.

On September 27, 2021, HTG Molecular Diagnostics, Inc. (the “Company”) entered into a Third Amendment to its Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated July 11, 2008, with Pegasus Properties L.P. (the “Suite 300 Lease”), related to the Company’s corporate facilities located at 3430 E. Global Loop, Suite 300, Tucson, Arizona 86706 (the “Third Amendment”).

On September 27, 2021, the Company also entered into a Fourth Amendment to its Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated May 11, 2011, with Pegasus Properties L.P. (the “Suite 100 Lease”), related to the Company’s corporate facilities located at 3400 E. Global Loop, Suite 100, Tucson, Arizona 86706 (the “Fourth Amendment”).

Pursuant to the Third Amendment, the term of the Suite 300 Lease was extended for a period of three years to January 31, 2025. The monthly base rent under the Suite 300 Lease for the period from February 1, 2022 through January 31, 2025 will be $15,735 per month. The Company will have an option to renew the Suite 300 Lease for an additional two year period on the same terms and conditions as the existing Suite 300 Lease, as amended by the Third Amendment, except that lease rates would be adjusted to rates applicable to like-kind buildings within the market at the time the Company elects to exercise the extension option, but in no event to less than the last applicable rental rate.

Pursuant to the Fourth Amendment, the term of the Suite 100 Lease was extended for a period of three years to January 31, 2025. The monthly base rent under the Suite 100 Lease for the period from February 1, 2022 through January 31, 2025 will be $24,500 per month. The Company will have an option to renew the Suite 100 Lease for an additional two year period on the same terms and conditions as the existing Suite 100 Lease, as amended by the Fourth Amendment, except that lease rates would be adjusted to rates applicable to like-kind buildings within the market at the time the Company elects to exercise the extension option, but in no event to less than the last applicable rental rate.

The foregoing summaries of the Third Amendment and Fourth Amendment do not purport to be complete descriptions of these documents, and are qualified in their entirety by the Third Amendment and Fourth Amendment, copies of which are filed as Exhibits 10.1 and 10.2 to this report.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Third Amendment, dated September 27, 2021, to Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated July 11, 2008, between the Company and Pegasus Properties L.P.
10.2	Fourth Amendment, dated September 27, 2021, to Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated May 11, 2011, between the Company and Pegasus Properties L.P.
104	The cover page of this report has been formatted in Inline XBR

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HTG Molecular Diagnostics, Inc.

Dated: September 29, 2021	By:	/s/ Shaun D. McMeans
Shaun D. McMeans
SVP and Chief Financial Officer